Faegre Drinker Biddle & Reath LLP

1500 K Street NW

Suite 1100

Washington, D.C. 20005

Telephone: (202) 842-8800

www.faegredrinker.com

May 16, 2025

The RBB Fund, Inc.

615 East Michigan Street

Milwaukee, WI 53202

Re:	Shares Registered by Post-Effective Amendment No. 352 to

Registration Statement on Form N-1A (File No. 033-20827)

Ladies and Gentlemen:

We have acted as counsel to The RBB Fund, Inc. (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 352 (the “Amendment”) to the Company’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended. The Board of Directors of the Company has authorized the issuance and sale by the Company of the following classes and numbers of shares of common stock, $0.001 par value per share (collectively, the “Shares”), with respect to the Company’s F/m Short Duration High Coupon Tax-Free Municipal ETF, F/m Small Cap Core ETF, F/m Small Cap Growth ETF, and F/m SMID Equity ETF, each a new series of the Company.

PORTFOLIO	CLASS	AUTHORIZED SHARES
F/m Short Duration High Coupon Tax-Free Municipal ETF (ZMUN)	LLLLLLLLL	100,000,000
F/m Small Cap Core ETF (FMSC)	MMMMMMMMM	100,000,000
F/m Small Cap Growth ETF (FSG)	NNNNNNNNN	100,000,000
F/m SMID Equity ETF (FMSM)	OOOOOOOOO	100,000,000

The Amendment seeks to register an indefinite number of the Shares.

We have reviewed the Company’s Articles of Incorporation, as amended and supplemented; By-Laws, as amended; resolutions of its Board of Directors; and such other legal and factual matters as we have deemed appropriate. This opinion is based exclusively on the Maryland General Corporation Law and the federal law of the United States of America.

Based upon and subject to the foregoing, it is our opinion that the Shares, when issued for payment as described in the Company’s prospectus offering the Shares and in accordance with the Company’s Articles of Incorporation, as amended and supplemented, for not less than $0.001 per share, will be legally issued, fully paid and non-assessable by the Company.

We consent to the filing of this opinion as an exhibit to the Amendment to the Company’s Registration Statement.

Very truly yours,

/s/ Faegre Drinker Biddle & Reath LLP
Faegre Drinker Biddle & Reath LLP